Exhibit 1.1

TRANE TECHNOLOGIES FINANCING LIMITED

$500,000,000 5.100% Senior Notes due 2034

Underwriting Agreement

June 4, 2024

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Trane Technologies Financing Limited, a private limited company duly incorporated and existing under the laws of Ireland (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as representatives (the “Representatives” or “you”), an aggregate of $500,000,000 principal amount of 5.100% Senior Notes due 2034 (the “Notes”). The Notes will be guaranteed (the “Guarantees”) on a senior, unsecured basis by Trane Technologies plc (“Trane plc”), an Irish public limited company and the ultimate parent of the Company, Trane Technologies HoldCo Inc., a Delaware corporation (“TTC HoldCo”), Trane Technologies Global Holding II Company Limited, a Delaware corporation (“TT Global II”), Trane Technologies Americas Holding Corporation, a Delaware corporation (“TT Americas”), Trane Technologies Lux International Holding Company S.à.r.l., a private limited liability company incorporated and existing under the laws of Luxembourg and registered (“TT International”) with the Luxembourg Register of Commerce and Companies under number B182971, Trane Technologies Irish Holdings Unlimited Company, an Irish private unlimited company (“TT Holdings”) and Trane Technologies Company LLC, a Delaware limited liability company (“TTC” and, together with Trane plc, TTC HoldCo, TT Global II, TT Americas, TT International and TT Holdings, the “Guarantors”), pursuant to the terms of the Indenture (as defined below). The Notes and the Guarantees are hereinafter collectively called the “Securities.”

The Securities will be issued pursuant to that certain Indenture dated as of June 13, 2024, among the Company, the guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of June 13, 2024, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”). The Base Indenture together with the Supplemental Indenture are referred to herein as the “Indenture.”

1.	Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)

Trane plc meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”). An “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (File No. 333-279005) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by Trane plc (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of Trane plc filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or a Guarantor by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following in the Preliminary Prospectus and the Prospectus under the captions “Underwriting”: the fourth sentence of the second paragraph, the second sentence of the seventh paragraph, and the eighth, ninth, and tenth paragraphs;

(c)

For the purposes of this Agreement, the “Applicable Time” is 2:29 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time and any investor presentation or electronic road show listed on Schedule IV hereto (the “Additional Issuer Information”), when taken together with the Pricing Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or a Guarantor by an Underwriter through the Representatives expressly for use therein;

(d)

The documents incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or a Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or a Guarantor by an Underwriter through the Representatives expressly for use therein;

(f)

Since the date as of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business and operations, financial position, shareholders’ equity or results of operations of Trane plc and its subsidiaries taken as a whole, except as disclosed in the Pricing Prospectus and the Prospectus;

(g)

The Company is duly incorporated and validly existing as a public company under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which the nature of the business it transacts or the properties it owns or leases requires such qualification except where such failures to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

(h)

Each Guarantor is duly incorporated and validly existing as a company under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which the nature of the business it transacts or the properties it owns or leases requires such qualification except where such failures to be so qualified would not, individually or in the aggregate, have a material adverse effect on such Guarantor and its subsidiaries taken as a whole;

(i)

The Base Indenture and the Supplemental Indenture have been duly authorized by the Company and each Guarantor, and as of the Time of Delivery (as defined herein) the Base Indenture and the Supplemental Indenture will have been validly executed and delivered by the Company and each Guarantor. When the Indenture has been duly executed and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles;

(j)

The Notes have been duly authorized by the Company, and, when issued and delivered pursuant to this Agreement and duly authenticated by the Trustee in accordance with the Indenture, the Notes will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; this Agreement has been duly authorized, executed and delivered by the Company; and the Notes, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k)

Each of the Guarantees has been duly authorized by the applicable Guarantor, and, when such Guarantees endorsed on the Securities are executed by such Guarantors, and when the Notes are issued, executed and delivered pursuant to this Agreement and duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the Underwriters, such Guarantees will have been duly executed and issued by such Guarantors and will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; this Agreement has been duly authorized, executed and delivered by the Guarantors; and the Guarantees will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(l)	The execution, delivery and performance by the Company and the Guarantors of the Notes, the Indenture, the Guarantees and this Agreement, as applicable, the issue and sale of the Securities, the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Indenture, the Guarantees and this Agreement, as applicable, with respect thereto, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor is bound, or to which any of the property or assets of the Company or the Guarantors is subject, nor will such action result in any violation of the provisions of the articles of association of the Company or the certificate of incorporation, memorandum of association, by-laws or any other constitutional document, as the case may be, of any Guarantor or any statute, order, rule, judgment or regulation (except for state securities or Blue Sky laws, rules and regulations, as to which neither the Company nor the Guarantors make any representation) of any court or governmental agency or body having jurisdiction over the Company or the Guarantors, or any of the properties of the Company or the Guarantors; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the issue of the Guarantees or the consummation by the Company or the Guarantors of the other transactions contemplated by this Agreement or the Indenture except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, Luxembourg and Irish law and such consents, approvals, orders, authorizations, registrations and qualifications as may be required under (i) state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) the Trust Indenture Act;

(m)

Other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the best of the Company’s or the Guarantors’ knowledge, threatened to which the Company, the Guarantors or any of their respective subsidiaries, is a party or of which any property of the Company, the Guarantors or any of their respective subsidiaries is the subject, which if determined adversely to the Company or the Guarantors or any of their respective subsidiaries, as the case may be, individually or in the aggregate would reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of Trane plc and its subsidiaries taken as a whole;

(n)

In order to ensure the legality, validity, enforceability and admissibility into evidence of this Agreement in Luxembourg or Ireland, as the case may be, it is not, except as disclosed in the Prospectus regarding enforceability in Luxembourg, necessary that this Agreement or any other ancillary instrument or document be filed or recorded with any court or other authority in Luxembourg or Ireland, as the case may be, or that any stamp, issuance, registration, capital, transfer or similar taxes or duties be paid in Luxembourg or Ireland, as the case may be, on or in respect of this Agreement or any such other ancillary document. Except as disclosed in the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Luxembourg and Ireland, all interest, principal, premium, if any, and other payments due or made on the Securities to holders thereof will not be subject to withholding or other similar taxes under laws and regulations of Luxembourg or Ireland, as the case may be, including any taxing authority thereof or therein, and such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Luxembourg or Ireland, as the case may be, including any taxing authority thereof or therein, and may be made without the necessity of obtaining any governmental authorization in Luxembourg or Ireland, as the case may be, including any taxing authority thereof or therein;

(o)

Neither the Company nor the Guarantors, nor any of the subsidiaries of Trane plc listed in Annex I hereto (collectively, the “Significant Subsidiaries”), is (i) in violation of its articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of Trane plc and its subsidiaries taken as a whole.

(p)

Trane plc maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Trane plc’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles; Trane plc has carried out evaluations of the effectiveness of its internal control over financial reporting as required by Rule 13a-15 under the Exchange Act and, as of date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, such internal control over financial reporting is effective, and Trane plc is not aware of any material weaknesses in its internal control over financial reporting;

(q)

Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in Trane plc’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Trane plc’s internal control over financial reporting;

(r)

Trane plc maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Trane plc and its subsidiaries is made known to Trane plc’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective as of the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus; and since such date, there has been no change to Trane plc’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect Trane plc’s disclosure controls and procedures;

(s)

There is and has been no failure on the part of Trane plc or any of its directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”);

(t)

Except as set forth in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, manager, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries, respectively, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and (ii) the Company, the Guarantors and their respective subsidiaries, and, to the knowledge of the Company and the Guarantors, their respective affiliates, have each instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, except in the case of each of (i) and (ii) above as would not reasonably be expected to have a material adverse effect on Trane plc and its subsidiaries taken as a whole;

(u)

The operations of each of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering laws of the various jurisdictions in which the Company, the Guarantors and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened;

(v)

Neither the Company nor the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company and the Guarantors, any respective director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, HM Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company nor the Guarantors nor any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other Covered Region of Ukraine as may be identified by the Secretary of the Treasury, in consultation with the Secretary of State, pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, Trane plc, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither the Company nor the Guarantors nor any of their respective subsidiaries have knowingly engaged in nor are they now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(w)

(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time Trane plc or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, Trane plc was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) (i) at the time of filing the Registration Statement and (ii) at the earliest time after the filing of the Registration Statement that Trane plc or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, Trane plc was not an “ineligible issuer” as defined in Rule 405 under the Act;

(x)

PricewaterhouseCoopers LLP, who has certified certain financial statements of Trane plc and its subsidiaries, is an independent registered public accounting firm with respect to Trane plc and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(y)

The financial statements and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and present fairly in all material respects (A) the financial position of Trane plc and its subsidiaries, taken as a whole, as of the dates indicated, and (B) the results of operations and cash flows for the periods specified; in each case, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the assumptions underlying the pro forma financial information and the related notes thereto included in the Pricing Disclosure Package and the Prospectus are reasonable and are set forth in the Pricing Disclosure Package and the Prospectus;

(z)

Prior to the date hereof, none of the Company, the Guarantors or any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any of the Securities;

(aa)	Trane plc is subject to Section 13 or 15(d) of the Exchange Act;

(bb)

Each of the Company and the Guarantors is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)

Neither the Company nor any person acting on its behalf (other than the Underwriters, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(dd)

Trane plc and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to have a material adverse effect with respect to Trane plc and its consolidated subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect with respect to Trane plc and its consolidated subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles have been created), and the Company has no knowledge of any tax deficiency which has been or is reasonably likely to be asserted against the Company which would reasonably be expected to have a material adverse effect with respect to Trane plc and its consolidated subsidiaries, taken as a whole, other than those for which reserves required by U.S. generally accepted accounting principles have been created;

(ee)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ff)

There are no stamp, issuance, registration, capital, transfer or similar taxes or duties, or other similar fees or charges required to be paid in Luxembourg or Ireland, including any taxing authority thereof or therein, in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities by the Company to the Underwriters as contemplated herein or the sale and delivery of the Securities by the Underwriters as contemplated herein except for any fixed or ad valorem registration duty in Luxembourg (i) upon voluntary registration (présentation à l’enregistrement) of the Agreement and any related documents before the Registration and Estates Department (Administration de l’enregistrement, des domains et de la TVA) in Luxembourg, or (ii) if the Agreement and any related documents are (a) enclosed to a compulsory registrable deed under Luxembourg law (acte obligatoirement enregistrable) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire);

(gg)

The Company, the Guarantors and their respective subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, domain names, copyrights, inventions, trade secrets, know-how and other intellectual property and similar proprietary rights in all applicable jurisdictions (including all goodwill associated with, and all registrations of and applications for registration of, any of the foregoing) (collectively, the “Intellectual Property”) used by the Company, the Guarantors or their subsidiaries in, and material to, the conduct of the Company’s and the Guarantors’ business as now conducted or as proposed in the Pricing Disclosure Package and the Prospectus to be conducted, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, neither the Company, the Guarantors nor any of their respective subsidiaries, nor the conduct of their respective businesses, infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property of any person. To the Company’s and the Guarantors’ knowledge, there is no infringement by third parties of any of the Company’s, the Guarantors’ or any of their respective subsidiaries’ Intellectual Property, except for such infringement as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s and the Guarantors’ knowledge, threatened, against the Company, the Guarantors or their respective subsidiaries (i) challenging the Company’s, the Guarantors’ or any of their respective subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, the Guarantors or their respective subsidiaries, or (iii) alleging that the operation of the Company’s, the Guarantors’ or any of their respective subsidiaries’ businesses infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property rights of a third party and which would reasonably be expected, individually or in the aggregate, to have a material adverse effect, and the Company and the Guarantors are unaware of any facts which would reasonably be expected to result in any such claim;

(hh)

Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, the Company, the Guarantors and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform as required in connection with the operation of the business of the Company, the Guarantors and their respective subsidiaries as currently conducted, (ii) have not malfunctioned or failed and (iii) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, the Company, the

Guarantors and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory standards and customary industry practices to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data and information (including all personal, personally identifiable, sensitive, confidential or regulated data and information of their respective customers, employees, suppliers, vendors or any other third-party data collected, used, stored, maintained or otherwise processed by or on behalf of the Company or any of its subsidiaries) (collectively, “Data”) used in connection with their businesses, and there have been no breaches, violations, outages, destructions, losses, misappropriations, modifications, misuses or unauthorized uses of or accesses to same (each, a “Breach”), except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company, the Guarantors and their respective subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any Breach, or any incidents under internal review or investigations relating to the same. The Company, the Guarantors and their respective subsidiaries have complied and are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Guarantors and their respective subsidiaries, internal policies and contractual and other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure, processing, privacy and security of IT Systems and Data (collectively, the “Data Security Obligations”) and to the protection of such IT Systems and Data from a Breach. Since January 1, 2019, neither the Company, the Guarantors nor any of their respective subsidiaries has received any notification of or complaint regarding any violation or breach of any Data Security Obligation and there is no action, suit, proceeding or claim by or before any court or governmental or regulatory agency, authority or body pending or, to the Company’s knowledge, threatened against any of them alleging non-compliance with any Data Security Obligation; and

(ii)

To the Company’s and Guarantors’ knowledge, (i) the Company, the Guarantors and their respective subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, the protection of human health or safety, the environment, or natural resources, or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation. remediation, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) there are no costs, obligations or liabilities associated with Environmental Laws of or relating to the Company, the Guarantors or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

2.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.056% of the principal amount thereof, plus accrued interest, if any, from June 13, 2024 to the Time of Delivery hereunder, the principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I hereto.

3.

Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4.

(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”). The time and date of such delivery and payment shall be at or prior to 2:00 p.m., New York City time, on June 13, 2024 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)

To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form provided in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)

If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)

Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith none of the Company or any Guarantor shall be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

(d)

To furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)

To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)

During the period beginning from the date hereof and continuing until the Time of Delivery, not to offer, sell contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to any series of the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the Representatives prior written consent;

(g)

To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)

Unless such documents are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Prospectus), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)

That all amounts payable hereunder shall be paid in U.S. dollars and shall be free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in Luxembourg, Ireland or any other jurisdiction in which the Company is organized or otherwise resident for tax purposes and any political subdivision therein or thereof, and any jurisdiction from or through which a payment is made (each, a “Tax Jurisdiction”), unless such deduction or withholding is required by applicable law, in which event the Company will pay such additional amounts as are necessary so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for deductions or withholding attributable to additional amounts payable under this Section; except that no additional amounts shall be paid by the Company in respect of (i) any taxes that would not have been imposed but for an Underwriter having some connection with the Tax Jurisdiction imposing such tax beyond solely entering into this Agreement, the performance by the Underwriters of their obligations thereunder or the receipt of payments thereunder, (ii) any income, franchise or similar tax on the overall net income of any Underwriter or (iii) any taxes which would not have been imposed but for the failure of an Underwriter to comply with any applicable certification, identification or reporting requirement upon the reasonable written request of the Company.

6.

(a)(i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof or any electronic roadshow approved by the Company and the Representatives, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities or any electronic roadshow approved by the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto.

(b)

The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.

Each of the Company and the Guarantors jointly and severally covenants and agrees with the several Underwriters that the Company and the Guarantors will jointly and severally pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Notes and the Guarantees and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of external counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Notes and the Guarantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any stamp, issuance, registration, capital, transfer or similar taxes or duties, including all interest and penalties, in connection with the execution and delivery of this Agreement, or the issuance or sale of the Securities by the Company to the Underwriters as contemplated herein; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.

The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Pricing Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)

Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)

King & Spalding LLP, counsel for TT Global II, TTC HoldCo, TT Americas and TTC shall have furnished to you their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)

Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for TT International, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(e)

Arthur Cox LLP, Irish counsel for the Company, Trane plc and TT Holdings, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(f)

Evan M. Turtz, Senior Vice President and General Counsel of Trane plc shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(g)

On the date of the Prospectus prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)

Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change or any development involving a prospective change in or affecting the business and operations, financial position, shareholders’ equity or results of operations of Trane plc and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(i)

On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)	The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l)

The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

9.

(a) Each of the Company and the Guarantors will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Additional Issuer Information, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)

Each Underwriter will indemnify and hold harmless each of the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests or defenses between them, the indemnified party or parties shall have the right to select separate counsel or participate in the defense of such action on behalf of such indemnified party or parties, and, upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the preceding proviso (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action, unless the indemnified parties shall have been advised in writing by its counsel that representation of such indemnified parties by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests or defenses between them). No indemnifying party will (i) without the prior written consent of each of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)

The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Guarantors and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

10.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or any Guarantor, except for the expenses to be borne by the Company and the Underwriter as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.

The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at; (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081 and (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Email: legalnotices@mizuhogroup.com, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Vice President and Treasurer, with a copy to: Senior Vice President and General Counsel; if to a Guarantor shall be sufficient in all respects if delivered or sent by registered mail to the address of such Guarantor set forth in the Prospectus, Attention: Vice President and Treasurer, with a copy to: Senior Vice President and General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day when the Commission’s office in Washington, D.C. is open for business.

16.

Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement, (iv) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Guarantors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

18.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein. Each of the Company and the Guarantors agrees that any suit, action or proceeding against it brought by any Underwriter, the affiliates, directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court located in the State of New York, County of New York (each a “New York Court”), and waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each Underwriter agrees that any suit, action or proceeding against it brought by the Company, any Guarantor, or the affiliates, directors, officers and employees of the Company or any Guarantor, or by any person who controls the Company or any Guarantor, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantors has appointed Trane Technologies Company LLC as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the affiliates, directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Guarantors agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or any Guarantor, as applicable. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Luxembourg, Ireland or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the full extent permitted by law. The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

19.

Each of the Company, the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.

Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. As used in this Section 21, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

22.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature page follows]

Very truly yours,
TRANE TECHNOLOGIES FINANCING LIMITED, as Issuer

By:	/s/ Karen Evans
Name: Karen Evans
Title: Director

By:	/s/ Bruno Jean-Etienne
Name: Bruno Jean-Etienne
Title: Director

TRANE TECHNOLOGIES PLC, as Guarantor

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES HOLDCO INC., as Guarantor

By:	/s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES GLOBAL HOLDING II COMPANY LIMITED, as Guarantor

By:	/s/ Eric Waller
Name: Eric Waller
Title: Assistant Secretary

TRANE TECHNOLOGIES AMERICAS HOLDING CORPORATION, as Guarantor

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: President and Secretary

[Signature page to Underwriting Agreement]

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À.R.L., as Guarantor

By:	/s/ Roderick Ross
Name: Roderick Ross
Title: Class A Manager

By:	/s/ Timea Orosz
Name: Timea Orosz
Title: Class B Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY, as Guarantor

By:	/s/ Karen Evans
Name: Karen Evans
Title: Director

TRANE TECHNOLOGIES COMPANY LLC, as Guarantor

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and Secretary

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

On behalf of themselves as Representatives

and each of the Underwriters

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By:	Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
Name: Jospeh Santaniello
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of the Notes to be Purchased
Citigroup Global Markets Inc.	$110,000,000
J.P. Morgan Securities LLC	110,000,000
Mizuho Securities USA LLC	110,000,000
BofA Securities, Inc.	40,000,000
BNP Paribas Securities Corp.	40,000,000
Goldman Sachs & Co. LLC	40,000,000
Deutsche Bank Securities Inc.	16,667,000
MUFG Securities Americas Inc.	16,667,000
U.S. Bancorp Investments, Inc.	16,666,000

Total	$500,000,000

Schedule I-1

SCHEDULE II

(a)	Additional Documents Incorporated by Reference:

None.

(b)	Approved Supplemental Disclosure Documents:

None.

Schedule II-1

SCHEDULE III

Schedule III-1

Filed pursuant to Rule 433

Issuer Free Writing Prospectus supplementing the

Preliminary Prospectus Supplement

dated June 4, 2024 and the

Prospectus dated April 30, 2024

Registration No. 333-279005

Pricing Term Sheet

Trane Technologies Financing Limited

Issuer:	Trane Technologies Financing Limited

Guarantors:

Trane Technologies plc

Trane Technologies HoldCo Inc.

Trane Technologies Global Holding II Company Limited

Trane Technologies Americas Holding Corporation

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Company LLC

Security Description:	Unsecured Senior Notes Due 2034 (the “notes”)

Principal Amount:	$500,000,000

Gross Proceeds:	$498,530,000

Coupon:	5.100%

Maturity Date:	June 13, 2034

Offering Price:	99.706%

Yield to Maturity:	5.138%

Spread to Benchmark Treasury:	+82 basis points

Benchmark Treasury:	4.375% due May 15, 2034

Benchmark Treasury Price and Yield:	100-14+; 4.318%

Schedule III-2

Interest Payment Dates:	June 13 and December 13

First Interest Payment Date:	December 13, 2024

Optional Redemption:

Prior to March 13, 2034 (three months prior to the maturity date of the notes) (the “Par Call Date”), at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Tax Redemption:	Callable at 100% of principal

Change of Control:	Putable at 101% of principal

CUSIP:	892938 AB7

ISIN:	US892938AB79

Clearing System:	DTC

Minimum Denominations:	$2,000

Increments:	$1,000

Trade Date:	June 4, 2024

Settlement Date(**):	June 13, 2024 (T+7)

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC BofA Securities, Inc. BNP Paribas Securities Corp. Goldman Sachs & Co. LLC

Co-Managers:	Deutsche Bank Securities Inc. MUFG Securities Americas Inc. U.S. Bancorp Investments, Inc.

Schedule III-3

(**)

It is expected that the delivery of the notes will be made against payment therefor on or about June 13, 2024, which will be the seventh business day after the date of the prospectus supplement. Under Rule 15c6-1 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the Settlement Date will be required, by virtue of the fact that the notes will settle in seven business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Trane Technologies plc has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents Trane Technologies plc has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, J.P. Morgan Securities LLC at 1-212-834-4533 or Mizuho Securities USA LLC at 1-866-271-7403.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule III-4

SCHEDULE IV

Investor Presentations

Presentation dated June 4, 2024

Schedule IV-1

ANNEX I

Significant Subsidiaries

Trane Technologies HoldCo. Inc.

Trane Technologies Company LLC

Trane Technologies Lux International Holding Company S.a.r.l.

Trane Technologies Global Holding II Company Limited

Trane Technologies Americas Holding Corporation

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Financing Limited

Thermo King LLC

Trane Inc.

Trane International Inc.

Trane US Inc.

TUI Holdings Inc.

Annex I-1